Exhibit 10.2

SUPPLEMENTAL CONFIRMATION

To:	Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM 19 Bermuda

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	SDB4166348944

Date:	February 26, 2013

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Aspen Insurance Holdings Limited (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.           This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of September 28, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Master Confirmation.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 26, 2013

Forward Price Adjustment Amount:	USD [***]

Calculation Period:	The period from, and including, February 27, 2013 to, and including, the Termination Date (as adjusted in accordance with the provisions of the Master Confirmation).

Termination Date:

The Scheduled Termination Date; provided that GS&Co. shall have the right to designate any Exchange Business Day on or after the First Acceleration Date to be the Termination Date (the “Accelerated Termination Date”) by delivering notice to Counterparty of any such designation prior to 11:59 p.m. New York City time on the Exchange Business Day immediately following the designated Accelerated Termination Date.

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Scheduled Termination Date:

October 3, 2013 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date and postponement as provided in “Market Disruption Event” below.

First Acceleration Date:	[***] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Prepayment Amount:	USD 150,000,000.00

Prepayment Date:	Three (3) Exchange Business Days following the Trade Date.

Counterparty Additional Payment Amount:	USD 0.00

Settlement Terms:

Settlement Procedures:

If the Number of Shares to be Delivered is positive, Physical Settlement shall be applicable; provided that GS&Co. does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws with respect to any Shares delivered by GS&Co. to Counterparty under any Transaction. If the Number of Shares to be Delivered is negative, then the Counterparty Settlement Provisions in Annex A shall apply.

Number of Shares to be Delivered:	A number of Shares equal to (x)(a) the Prepayment Amount divided by (b) the Divisor Amount minus (y) the number of Initial Shares.

Divisor Amount:	The greater of (i) the Forward Price minus the Forward Price Adjustment Amount and (ii) USD 3.00.

Settlement Date:	If the Number of Shares to be Delivered is positive, the date that is one Settlement Cycle immediately following the Termination Date.

Settlement Currency:	USD

Initial Share Delivery:

GS&Co. shall deliver a number of Shares equal to the Initial Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Initial Shares:

3,348,214 Shares; provided that if, in connection with the Transaction, GS&Co. is unable, after using reasonable good faith efforts, to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and GS&Co. shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered.”

Initial Share Delivery Date:	The Prepayment Date

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	200 basis points per annum

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	25 basis points per annum

Ordinary Dividend Amount:	For any calendar quarter, USD 0.17

Early Ordinary Dividend Payment:

If a record date for any Dividend that is not an Extraordinary Dividend occurs during any calendar quarter occurring (in whole or in part) during the Relevant Period and is prior to the Scheduled Record Date for such calendar quarter, the Calculation Agent shall make such adjustment to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such event.

Scheduled Record Date:	May 10, 2013 and August 9, 2013

Reserved Shares:	[***]

Termination Price:	USD 18.00

3.           GS&Co.’s Contact Details for Purpose of Giving Notice:

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Attention: Jason Lee, Equity Capital Markets

Telephone: 212-902-0923

Facsimile: 212-346-2126

Email: jason.lee@gs.com

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

With a copy to:

Attention: Jared Kramer, Equity Capital Markets

Telephone: +1-212-902-3002

Facsimile: +1-212-256-5847

Email: jared.kramer@gs.com

And email notification to the following address:

Eq-derivs-notifications@am.ibd.gs.com

4.           The Office of GS&Co. for the Transaction is: 200 West Street, New York, NY 10282-2198.

5.           For purposes of the Transaction (i) the words “, or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, manifestly erroneous, such VWAP Price shall be as reasonably determined by the Calculation Agent” shall be added immediately following “(or any successor thereto)” in the ninth line of the provision opposite “VWAP Price” in Section 1 of the Master Confirmation, (ii) Section 6.3(d) of the Equity Definitions shall be amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof, (iii) the words “the Hedge Period,” and “the Hedge Period Reference Price,”, in each case, shall be deleted from each place such words appear in the provision opposite “Market Disruption Event” in Section 1 of the Master Confirmation, and (iv) the words “the Hedge Completion Date or the Termination Date” shall be replaced with “the Scheduled Termination Date” in the eleventh and twelfth lines of the provision opposite “Market Disruption Event” in Section 1 of the Master Confirmation.

6.           For purposes of the Transaction (i) the words “Hedge Period and” shall be deleted from the third line of Section 4 of the Master Confirmation, (ii) the words “the Hedge Period or” shall be deleted from each place such words appear in Section 4(g) of the Master Confirmation, (iii) the words “the Minimum Share Delivery Date” shall be deleted from the first line and the words “equal to the Maximum Shares” in the fifth line, in each case, of Section 4(i) of the Master Confirmation shall be replaced with “with a value equal to the Prepayment Amount”, and (iv) the words “Hedge Period or” shall be deleted from the first line and the words “the Hedge Completion Date or” shall be deleted from the tenth line, in each case, of Section 4(k) of the Master Confirmation.

7.           For purposes of the Transaction (i) the words “, the Hedge Period” shall be deleted from the eighth and ninth lines and the words “or the Hedge Completion Date or both, as the case may be,” shall be deleted from the ninth and tenth lines, in each case, of Section 5(a) of the Master Confirmation, (ii) the words “the Hedge Period,” and “the Hedge Completion Date or”, in each case, shall be deleted in each place such words appear in Section 5(b) of the Master Confirmation, (iii) the words “or both, as the case may be,” shall be deleted from the seventeenth line of Section 5(b) of the Master Confirmation, and (iv) the words “, the Hedge Period” shall be deleted from the first line of Section 5(c) of the Master Confirmation.

8.           For purposes of the Transaction (i) the words “purchasing Shares” in each of the fourth, eight and tenth lines of Section 5(b) of the Master Confirmation shall be replaced with “or limit any market activity”, (ii) the words “or extend” shall be added immediately following the word “suspend” in the sixth line of Section 5(b) of the Master Confirmation, (iii) the words “or extended, as applicable,” shall be added immediately following the word “suspended” in the second line of Section 5(c) of the Master Confirmation, and (iv) the words “or extension, as applicable,” shall be added immediately following the word “suspension” in the third line of Section 5(c) of the Master Confirmation.

9.           For the avoidance of doubt any adjustment under Section 9(d) of the Master Confirmation shall be made in a commercially reasonable manner. For purposes of the Transaction the words “and the Maximum Shares” shall be deleted from the second and third lines and the words “the Hedge Period or” shall be deleted from the third line, in each case, of Section 9(d) of the Master Confirmation.

10.           For purposes of the Transaction (i) the words “‘not less than the Minimum Shares and’ and ‘, but not below zero,’ were deleted from the definition thereof” shall be replaced with “‘minus the Forward Price Adjustment Amount’ were deleted from the definition of Divisor Amount” in the second and third line of Section 10(a) of the Master Confirmation, (ii) “(A)” shall be added immediately following “(ii)” in the fourth line of Section 10(b) of the Master Confirmation, and (iii) the words “or (B) consummation prior to the date three months following the Scheduled Termination Date of an Acquisition Transaction that is the subject of an Acquisition Transaction Announcement occurring prior to the Actual Termination Date” shall be added immediately following the words “of Counterparty” in the eight line of Section 10(b) of the Master Confirmation.

11.           For the avoidance of doubt, the amendment to the Equity Definitions set forth in clause (i) of “Settlement Method Election” in Annex A to the Master Confirmation specifies that Counterparty may give irrevocable notice to GS&Co. of its election to have Cash Settlement or Net Share Settlement be applicable to the Transaction to which this Supplemental Confirmation relates under the terms of such Annex A on or prior to the Settlement Method Election Date in a writing containing the representation and warranty mentioned in clause (ii) of such “Settlement Method Election” provision, which representation and warranty is within Counterparty’s power to give at any time.

12.           Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

13.           For purposes of the Transaction and a determination as to whether a Change in Law has occurred under Section 12.9(a)(ii) of the Equity Definitions, (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

14.           The Contracting Parties agree that, for the avoidance of doubt, for purposes of Section 5(b)(i) of the Agreement, “any applicable law” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation, without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and the consequences specified in the Agreement, including without limitation, the consequences specified in Section 6 of the Agreement, shall apply to any Illegality arising from any such act, rule or regulation.

15.           For purposes of the Transaction, Section 14 of the Master Confirmation shall be replaced in its entirety with “Notwithstanding anything to the contrary herein, GS&Co. may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an ‘Original Delivery Date’) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.”

16.           For purposes of the Transaction, Section 17 of the Master Confirmation shall not apply.

17.           For purposes of the Transaction, notwithstanding anything to the contrary in Section 6 of the Agreement, an Additional Termination Event with Counterparty as the sole Affected Party and the Transaction as the Affected Transaction will automatically occur without any notice or action by GS&Co. or Counterparty if the price of the Shares on the Exchange at any time falls below the Termination Price, and the Exchange Business Day that the price of the Shares on the Exchange at any time falls below the Termination Price will be the “Early Termination Date” for purposes of the Agreement.

18.           For the avoidance of doubt, there shall be no Trade Notification with respect to the Transaction and all references in the Master Confirmation to a Trade Notification shall be disregarded.

19.           For purposes of the Transaction (i) the words “‘not less than the Minimum Shares’ and ‘, but not below zero’ were deleted from the definition of Number of Shares to be Delivered” shall be replaced with “‘minus the Forward Price Adjustment Amount’ were deleted from the definition of Divisor Amount” in the provision opposite “Forward Cash Settlement Amount” in Section 1 of Annex A to the Master Confirmation, (ii) the words “the Exchange Business Day immediately following” shall be added immediately following “(ii)” in the provision opposite “Settlement Method Election Date” in Section 1 of Annex A to the Master Confirmation and (iii) the words “the earlier of (i) the Scheduled Termination Date or (ii) the Exchange Business Day immediately following” shall be added immediately prior to the words “the Termination Date,” in the provision opposite “Settlement Valuation Period” in Section 1 of Annex A to the Master Confirmation.

20.           GS&Co. agrees that, for purposes of Section 7(a) of the Master Confirmation, it will enter into customary documentation with Counterparty, reasonably satisfactory to GS&Co., relating to open market purchases of Shares by GS&Co. as agent for Counterparty, so long as the number of Shares so purchased on any day during the Relevant Period for the Transaction to which this Supplemental Confirmation relates shall not exceed 3% of ADTV (as defined in Rule 10b-18).

21.           This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of the Page Intentionally Left Blank]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Kopper
Name: Daniel Kopper
Title: Vice President

Agreed and accepted by:

ASPEN INSURANCE HOLDINGS LIMITED

By:	/s/ John Worth
Name: John Worth Title: Group Chief Financial Officer